BERONI GROUP

Ms. Hongxia Zhang, Ms.Yanhua Gao, Mr. Kun Zhang, Mr. Hanlin Zhang, Mr. Shengfei Luo and Miss.Yifan Zhang (**"Lenders"**) agree to provide a loan facility to Beroni Group Limited (**"Borrower"**) on the following terms and conditions:

1.	**Principal Amount:**	CNY 3,000,000 or USD 410,397 (exchange rate: 1 dollar ≈ 7.31RMB)
2.	**Availability:**	Immediate upon signing.
3.	**Method of Draw Down:**	Upon receipt of a written notice by the Borrower to the Lenders to a bank account nominated by the Borrower which is as follows: Account Name: **Tianjin Beroni Biotechnology Co., Ltd** Account Number: **02020201040016735** Bank: **Agricultural Bank of China - Tianjin Jinxi Branch** Or Account Name: **Beroni Pharmaceutical （Guangdong）Co.，LTD.** Account Number：**730275219750** Bank: **Bank of China Limited - Zhuhai High-tech Park Branch**
4.	**Repayment Date:**	12 months from date of signing of this agreement.
5.	**Interest Rate:**	Nil.
6.	**Payment of Interest:**	None.
7.	**Facility Fee:**	Nil.
8.	**Security:**	Nil.
9.	**Conversion Price:**	USD One dollar per share (post consolidation).
10.	**Conversion Shares:**	410,397 ordinary fully paid shares in the Company, and the allocation details are as follows:

Name	Address	Shares
Ms. Hongxia Zhang	No. 1804, Building 1, Yunjinlanting, First Street, Binhai New District, Tianjin,China	128,190
Ms.Yanhua Gao	Room 102, Unit 3, Building 2, No.38 Yongan Road, Chengguan Town, Dongming County, Shandong Province, China	24,000
Mr. Kun Zhang	Room 1102, Unit 2, Building 2, Xingfuli Zone A, Northwest Corner of Intersection of Youyi Road and Beiqing Road, Haidian District, Beijing, China	87,408
Mr.Hanlin Zhang	15-2-702 Haiyichangzhoulianhaiyuan Youyisouth Road Hexi District Tianjin China	34,000
Mr.Shengfei Luo	15-4-402, Shishanghuayuan, No.3 Xiangyang Road, Hedong District, Tianjin,China	102, 599
Miss.Yifan Zhang	5-4-309, Quxidongli,Tianshan Road, Hedong District, Tianjin,China	34, 200

11. **Conversion:** Unless otherwise agreed by the parties in writing, upon listing on the Nasdaq Stock Exchange or another US national securities exchange, the Company must convert the Principal amount that have not otherwise been converted or repaid by applying the Principal as subscription funds for the Conversion Shares which are to be issued to the Lenders.

12. **Events of Default:** The whole of the amount drawn down by the Borrower and outstanding Interest (calculated on the date of the relevant default) will immediately become due and payable if any of the following events shall occur and written notice of the occurrence of such event ("**relevant default**") is given to the Borrower:

(a) an order is made for or an effective resolution is passed for the winding up (unless for the purpose of amalgamation or reconstruction whilst solvent, the terms of which shall previously have been approved by the Lenders in writing);

(b) a receiver (which shall include a receiver and manager) or an official manager or administrator is appointed to the undertaking, property or assets of any part of the Borrower;

(c) any action is taken with respect to or for the bankruptcy or insolvency of the Borrower;

(d) the Borrower stops payment generally or ceases or threatens to cease to carry on business or the major part thereof;

13. **Costs:** Each party shall pay their own costs in relation to the instructions for and the preparation and execution of this agreement. The Borrower shall pay all stamp duty on or in respect of this agreement.

14. **Compliance with Laws:** The Lenders warrant and represent in favor of the Borrower that nothing in this agreement or any act or thing to be done under this agreement contravenes the Corporations Act. To the extent that shareholder approval is required in relation to any benefit to be given under this agreement:

(a) the parties shall cooperate and use their reasonable endeavors to obtain shareholder approval; and

(b) the date by which that benefit is payable shall be deferred until shareholder approval is obtained.

15. **Notices:** All notices, notifications, requests, demands, consents, approvals, agreements, or other communications to or by you or us or any other entity referred to in this agreement shall be in writing and shall be deemed to be duly given or made:

(a) (in the case of delivery in person or by post) when delivered; or

(b) (in the case of facsimile) on receipt by the sender of the answer back code of the recipient at the end of transmission, to the entity to which such communication is required or permitted to be given pursuant to this agreement, addressed to its address as shown in this agreement or at such address as the relevant addressee may specify for such purposes to the others by notice in writing.

16. **Governing Law:** This agreement is governed by the laws of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

Yours faithfully

Jacky Zhang
Jacky Zhang
CEO
Beroni Group Limited

Peter Wong
Peter Wong
CFO
Beroni Group Limited

By signing this Agreement, you agree to be bound by the terms and conditions of this Agreement.

Hongxia Zhang

DATED 8 November 2023

Yanhua Gao

DATED 8 November 2023

Kun Zhang

DATED 8 November 2023

Hanlin Zhang
Hanlin Zhang

DATED 8 November 2023

Shengfei Luo

DATED 8 November 2023

Yifan Zhang

DATED 8 November 2023